                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                              Three Months Ended September 30,
                                              --------------------------------
PRIMARY                                                1996         1995
-------                                            ----------    ---------
Earnings:
  Net income                                      $    45,038   $   48,579
                                                   ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                        91,520       94,123
  Additional shares relating to:
    Convertible preferred stock                         5,755        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                            1,270        1,362
                                                   ----------    ---------
  Total average primary shares outstanding             98,545       99,318
                                                   ==========    =========

EARNINGS PER SHARE:
  Primary                                         $      0.46   $     0.49
                                                   ==========    =========
FULLY DILUTED
-------------
Earnings:
  Net income                                      $    45,038   $   48,579
  Add: Interest on convertible notes,
    net of income tax effect                              232          465
                                                   ----------    ---------
                                                  $    45,270   $   49,044
                                                   ==========    =========

Shares:
  Weighted average number of common shares
    outstanding                                        91,520       94,123
  Additional shares relating to:
    Convertible preferred stock                         5,755        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                            1,452        1,446
    Assumed conversion of convertible notes             1,922        3,844
                                                   ----------    ---------
  Total average fully diluted shares outstanding      100,649      103,246
                                                   ==========    =========


EARNINGS PER SHARE:
  Fully Diluted                                  $      0.45   $     0.48
                                                  ==========    =========

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.

                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                              Nine Months Ended September 30,
                                              -------------------------------
PRIMARY                                               1996         1995
-------                                           ----------    ---------
Earnings:
  Net income                                     $   141,561   $  140,951
                                                  ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                       92,320       93,686
  Additional shares relating to:
    Convertible preferred stock                        5,117        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,277        1,191
                                                  ----------    ---------
  Total average primary shares outstanding            98,714       98,710
                                                  ==========    =========

EARNINGS PER SHARE:
  Primary                                        $      1.43   $     1.43
                                                  ==========    =========
FULLY DILUTED
-------------
Earnings:
  Net income                                     $   141,561   $  140,951
  Add: Interest on convertible notes,
    net of income tax effect                             929        1,394
                                                  ----------    ---------
                                                 $   142,490   $  142,345
                                                  ==========    =========
Shares:
  Weighted average number of common shares
    outstanding                                       92,320       93,686
  Additional shares relating to:
    Convertible preferred stock                        5,117        3,833
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,485        1,543
    Assumed conversion of convertible notes            2,561        3,844
                                                  ----------    ---------
  Total average fully diluted shares outstanding     101,483      102,906
                                                  ==========    =========

EARNINGS PER SHARE:
  Fully Diluted                                  $      1.40   $     1.38
                                                  ==========    =========

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.